UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2011

Options Media Group Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-147245	26-0444290
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 NW 13th Street, Suite 300 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 314-3479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES.

On June 6, 2011, Options Media Group Holdings, Inc. (the “Company”) closed a private placement offering with accredited investors and sold 18,400 shares of Series A Convertible Preferred Stock (“Series A”) and 6,149,998 warrants (100% warrant coverage) and raised $1,686,200 in net proceeds after payment of commissions and fees to the Placement Agent.  The Series A is convertible at $0.03 per share and the warrants are exercisable at approximately $0.041 per share over five-years.  The Series A provides for a liquidation preference, voting rights equal to the number of shares of common stock that the holder would be entitled to if the Series A were converted and a 7% dividend per annum.  Additionally, the Series A shares contain anti-dilution and price protection features which are disclosed on Exhibit 3.1 to this Form 8-K.  Holders of the Series A have piggyback registration rights.

The Series A  reported in this Form 8-K have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. The investors were accredited investors and there was no general solicitation.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

3.1    Series A Preferred Stock Certificate of Designation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTIONS MEDIA GROUP HOLDINGS, INC.

Date: June 7, 2011	By:	/s/ Scott Frohman
Name: Scott Frohman Title: Chief Executive Officer

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